Bandwidth Announces Fourth Quarter and Full Year 2025 Financial Results
Record fourth quarter Adjusted EBITDA and free cash flow
Provides 2026 outlook of approximately 16% revenue growth and 29% Adjusted EBITDA growth
Board authorizes an $80 million share repurchase program

February 19, 2026

Conference Call
Bandwidth will host a conference call to discuss financial results for the fourth quarter and full year ended December 31, 2025 on February 19, 2026. Details can be found below and on the investor section of its website at https://investors.bandwidth.com where a replay will also be available shortly following the call.

Raleigh, NC - Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced financial results for the fourth quarter and full year ended December 31, 2025.
“2025 was a year of sustained business performance and strengthening fundamentals for Bandwidth, with record million-dollar-plus deals and continued enterprise adoption of AI-driven voice,” said David Morken, CEO of Bandwidth. “Customers are increasingly relying on our Maestro platform and Communications Cloud to power AI in production environments, reinforcing the durability of our model and the long-term value we deliver. The authorization of our first $80 million share repurchase program reflects our confidence in our growth strategy, margin expansion, and ability to generate meaningful cash flow while continuing to invest in innovation.”

Fourth Quarter 2025 Financial Highlights
The following table summarizes the consolidated financial highlights for the three months and years ended December 31, 2025 and 2024 ($ in millions, except per share amounts).

Conference Call Details
February 19, 2026
8:00 am ET
Domestic dial-in:
844-481-2707
International dial-in:
412-317-0663

Replay information
An audio replay of this conference call will be available through February 26, 2026 by dialing 855-669-9658 or
412-317-0088 for international callers, and entering passcode 6655875.

Investor Contact
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com
	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Revenue	$208	$210	$754	$748
Gross Margin	38%	36%	39%	37%
Non-GAAP Gross Margin (1)	57%	58%	58%	57%
Net loss	$(3)	$(2)	$(13)	$(7)
Non-GAAP net income (1)	$11	$12	$46	$41
Net loss per share, basic and diluted	$(0.10)	$(0.06)	$(0.43)	$(0.24)
Non-GAAP net income per Non-GAAP share (1)	$0.35	$0.37	$1.43	$1.34
Adjusted EBITDA (1)	$25	$23	$93	$82
Net cash provided by operating activities	$39	$37	$89	$84
Free cash flow (1)	$31	$30	$57	$59

(1) Additional information regarding the Non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to Non-GAAP financial measures has also been provided in the financial tables included below.

“We achieved a solid fourth quarter, highlighted by record quarterly results for Adjusted EBITDA and free cash flow,” said Daryl Raiford, CFO of Bandwidth. “For 2026, we expect approximately 16 percent revenue growth and 29 percent Adjusted EBITDA growth, reflecting continued acceleration in voice demand, expanding software services contribution, and continued operating leverage. This outlook supports a balanced capital allocation approach: investing in growth while also returning capital to shareholders.”

Fourth Quarter Customer Highlights
•A major U.S. insurance group deployed Bandwidth to power a new cloud-based customer experience stack for claims and quoting, citing our AI-enabling capabilities, network reliability, and seamless integration with a complex Cisco environment.
•A top 10 U.S. bank serving millions of customers selected Bandwidth’s resilient toll-free solution to modernize and protect its contact center infrastructure, driven by our differentiated failover architecture, open integration strategy, and strong customer support.
•A top-five global automaker’s U.S. consumer financing arm selected Bandwidth, to power AI-enabled communications for its Genesys contact center, gaining greater flexibility and cost savings to support investment in new Genesys AI services.
•A high-growth e-commerce platform supporting time-sensitive messaging for leading consumer brands chose Bandwidth for its consistent deliverability, scalable capacity, and reliable performance during peak retail demand.
•A long-time Bandwidth customer serving hundreds of enterprise brands trusted Bandwidth to power its first production RCS campaigns, relying on our scalable throughput, consistent deliverability, and operational reliability as RCS adoption expands.
Financial Outlook
Bandwidth is providing guidance for its first quarter and full year 2026 as follows (in millions, except per share amounts) based on current indications for its business, which are subject to change.

	1Q 2026 Guidance	Full Year 2026 Guidance
Revenue	$200 - $203	$864 - $884
Adjusted EBITDA	$21 - $24	$117 - $123
Non-GAAP earnings per share (1)	$0.30 - $0.32	$1.66 - $1.74
(1) Assumes weighted average diluted share count of approximately 34.2 million in 1Q 2026 and weighted average diluted share count of approximately 36.1 million in full year 2026.

Bandwidth has not reconciled its first quarter and full year 2026 guidance related to Adjusted EBITDA to GAAP net income or loss and non-GAAP net earnings or loss to GAAP net earnings or loss and non-GAAP earnings or loss per share to GAAP earnings or loss per share, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Share Repurchase Program Authorization
Bandwidth today announced that its Board of Directors has authorized a share repurchase program of up to $80 million of the Company’s outstanding Class A common stock, subject to market conditions, contractual restrictions and other factors. The repurchases may be made from time to time at the discretion of management through open market purchases, block trades, privately negotiated transactions, Rule 10b5-1 plans or other means.

Upcoming Investor Conference
•Citizens Technology Conference in San Francisco, CA. Fireside chat with David Morken, CEO and Daryl Raiford, CFO on Tuesday, March 3, 2026 at 9:00AM Pacific Time.
•Morgan Stanley Technology, Media, & Telecom Conference in San Francisco, CA. Fireside chat with Daryl Raiford, CFO and John Bell, CPO on Wednesday, March 4, 2026 at 1:50PM Pacific Time.

About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a global cloud communications software company that helps enterprises deliver exceptional experiences through voice calling, text messaging and emergency services. Our solutions and our Communications Cloud, covering 65+ countries and over 90 percent of global GDP, are trusted by all the leaders in unified communications and cloud contact centers–including Amazon Web Services (AWS), Cisco, Google, Microsoft, RingCentral, Zoom, Genesys and Five9–as well as Global 2000 enterprises and SaaS builders like Docusign, Uber and Yosi Health. As a founder of the cloud communications revolution, we are the first and only global Communications Platform-as-a-Service (CPaaS) to offer a unique combination of composable APIs, AI capabilities, owner-operated network and broad regulatory experience. Our award-winning support teams help businesses around the world solve complex communications challenges to reach anyone, anywhere. For more information, visit www.bandwidth.com.
Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance for the quarter ending March 31, 2026 and year ending December 31, 2026, the success of our product offerings and our platform, and the value proposition of our products, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to successfully leverage the use of artificial intelligence in our business operations and in our service offerings, our ability to expand effectively into new markets, macroeconomic conditions both in the U.S. and globally, legal, reputational and financial risks which may result from ever-evolving cybersecurity threats, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and any subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain Non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

We define Non-GAAP gross profit as gross profit after adding back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation. We add back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing Non-GAAP gross profit by cloud communications revenue, which is revenue less pass-through messaging surcharges.
We define Non-GAAP net income (loss) as net income or loss adjusted for certain items affecting period to period comparability. Non-GAAP net income (loss) excludes stock-based compensation, amortization of acquired intangible assets related to acquisitions, amortization of debt discount and issuance costs for convertible debt, acquisition related expenses, impairment charges of intangibles assets, net cost associated with early lease terminations and leases without economic benefit, (gain) loss on sale of business, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, non-recurring items not indicative of ongoing operations and other, and estimated tax impact of above adjustments, net of valuation allowances.
We define Adjusted EBITDA as net income or losses from continuing operations, adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition related expenses, stock-based compensation expense, impairment of intangible assets, (gain) loss on sale of business, net cost associated with early lease terminations and leases without economic benefit, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, and non-recurring items not indicative of ongoing operations and other. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property, plant and equipment and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our condensed consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making. While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Revenue	$207,668	$209,969	$753,817	$748,487
Cost of revenue	129,591	133,458	458,766	468,529
Gross profit	78,077	76,511	295,051	279,958
Operating expenses
Research and development	37,128	31,412	132,517	118,627
Sales and marketing	25,707	28,208	101,683	109,698
General and administrative	19,168	19,562	75,220	71,692
Total operating expenses	82,003	79,182	309,420	300,017
Operating loss	(3,926)	(2,671)	(14,369)	(20,059)
Other (expense) income, net	(538)	(252)	(2,222)	11,106
Loss before income taxes	(4,464)	(2,923)	(16,591)	(8,953)
Income tax benefit	1,464	1,164	3,679	2,429
Net loss	$(3,000)	$(1,759)	$(12,912)	$(6,524)

Net loss per share, basic and diluted	$(0.10)	$(0.06)	$(0.43)	$(0.24)

Weighted average number of common shares outstanding, basic and diluted	30,814,252	27,882,092	29,996,861	27,209,698

Bandwidth recognized total stock-based compensation expense as follows:

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Cost of revenue	$562	$515	$2,159	$1,638
Research and development	6,430	5,826	23,133	20,433
Sales and marketing	1,910	2,090	7,850	8,105
General and administrative	4,982	4,781	19,190	18,186
Total	$13,884	$13,212	$52,332	$48,362

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$102,788	$81,812
Marketable securities	8,476	1,975
Accounts receivable, net of allowances	91,409	86,455
Deferred costs	4,830	3,729
Prepaid expenses and other current assets	11,557	13,841
Total current assets	219,060	187,812
Property, plant and equipment, net	174,251	176,823
Operating right-of-use asset, net	152,950	153,601
Intangible assets, net	138,742	145,355
Deferred costs, non-current	3,098	4,355
Other long-term assets	7,754	3,977
Goodwill	356,772	317,243
Total assets	$1,052,627	$989,166
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$42,600	$28,362
Accrued expenses and other current liabilities	91,151	101,819
Current portion of deferred revenue	8,742	7,031
Operating lease liability, current	3,947	3,111
Current portion of convertible senior notes	7,627	—
Total current liabilities	154,067	140,323
Other liabilities	555	576
Operating lease liability, net of current portion	221,019	219,191
Deferred revenue, net of current portion	4,972	7,955
Deferred tax liability	24,479	27,304
Convertible senior notes	247,562	281,284
Total liabilities	652,654	676,633
Stockholders’ equity:
Class A and Class B common stock	31	29
Additional paid-in capital	485,836	435,927
Accumulated deficit	(84,326)	(71,414)
Accumulated other comprehensive loss	(1,568)	(52,009)
Total stockholders’ equity	399,973	312,533
Total liabilities and stockholders’ equity	$1,052,627	$989,166

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year ended December 31,
	2025	2024
Cash flows from operating activities
Net loss	$(12,912)	$(6,524)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	53,764	49,242
Non-cash reduction to the right-of-use asset	3,386	3,601
Amortization of debt discount and issuance costs	1,384	1,709
Stock-based compensation	52,332	48,362
Deferred taxes and other	(2,131)	(4,452)
Gain on sale of intangible asset	—	(1,000)
Net gain on extinguishment of debt	(1,082)	(10,267)
Changes in operating assets and liabilities:
Accounts receivable	(3,956)	(8,725)
Prepaid expenses and other assets	(1,682)	4,062
Accounts payable	13,070	(4,639)
Accrued expenses and other liabilities	(10,737)	18,108
Operating right-of-use liability	(1,945)	(5,594)
Net cash provided by operating activities	89,491	83,883
Cash flows from investing activities
Purchase of property, plant and equipment	(22,261)	(13,986)
Refund of deposits for construction in progress	—	2,707
Capitalized software development costs	(10,680)	(11,394)
Purchase of marketable securities	(16,127)	(34,050)
Proceeds from sales and maturities of marketable securities	9,650	53,502
Proceeds from sale of business	361	779
Proceeds from sale of intangible assets	—	1,000
Net cash used in investing activities	(39,057)	(1,442)
Cash flows from financing activities
Borrowings on line of credit	28,500	206,500
Repayments on line of credit	(28,500)	(206,500)
Payments on finance leases	(66)	(87)
Net cash paid for debt extinguishment	(26,144)	(128,534)
Payment of debt issuance costs	(25)	(524)
Proceeds from exercises of stock options	109	167
Value of equity awards withheld for tax liabilities	(2,942)	(2,295)
Net cash used in financing activities	(29,068)	(131,273)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(440)	(1,241)
Net increase (decrease) in cash, cash equivalents, and restricted cash	20,926	(50,073)
Cash, cash equivalents, and restricted cash, beginning of period	82,234	132,307
Cash, cash equivalents, and restricted cash, end of period	$103,160	$82,234

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Gross Profit	$78,077	$76,511	$295,051	$279,958
Gross Profit Margin %	38%	36%	39%	37%
Depreciation	5,536	4,396	20,673	18,532
Amortization of acquired intangible assets	2,103	1,934	8,142	7,811
Stock-based compensation	562	515	2,159	1,638
Non-GAAP Gross Profit	$86,278	$83,356	$326,025	$307,939
Non-GAAP Gross Margin % (1)	57%	58%	58%	57%
________________________
(1) Calculated by dividing Non-GAAP gross profit by cloud communications revenue of $150 million and $144 million for the three months ended December 31, 2025 and 2024, respectively, and $561 million and $540 million for the years ended December 31, 2025 and 2024, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Net Income

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net loss	$(3,000)	$(1,759)	$(12,912)	$(6,524)
Stock-based compensation	13,884	13,212	52,332	48,362
Amortization of acquired intangibles	4,609	4,370	18,094	17,503
Amortization of debt discount and issuance costs for convertible debt	279	312	1,133	1,492
Net cost associated with early lease terminations and leases without economic benefit	—	4	—	2,387
Net gain on extinguishment of debt	—	—	(1,082)	(10,267)
Non-recurring items not indicative of ongoing operations and other (1)	811	257	2,813	(571)
Estimated tax effects of adjustments (2)	(5,087)	(4,832)	(14,460)	(11,486)
Non-GAAP net income	$11,496	$11,564	$45,918	$40,896
Interest expense on Convertible Notes (3)	238	251	964	1,118
Numerator used to compute Non-GAAP diluted net income per share	$11,734	$11,815	$46,882	$42,014

Net loss per share, basic and diluted	$(0.10)	$(0.06)	$(0.43)	$(0.24)

Non-GAAP net income per Non-GAAP share
Basic	$0.37	$0.41	$1.53	$1.50
Diluted	$0.35	$0.37	$1.43	$1.34

Weighted average number of shares outstanding, basic and diluted	30,814,252	27,882,092	29,996,861	27,209,698

Non-GAAP basic shares	30,814,252	27,882,092	29,996,861	27,209,698
Convertible debt conversion	1,478,379	1,779,025	1,522,858	2,321,106
Stock options issued and outstanding	15,600	26,288	20,526	29,731
Nonvested RSUs outstanding	1,350,756	1,958,506	1,313,572	1,822,530
Non-GAAP diluted shares	33,658,987	31,645,911	32,853,817	31,383,065
________________________
(1) Non-recurring items not indicative of ongoing operations and other include (i) $0.2 million of foreign exchange charges primarily related to balance sheet revaluations during the three months ended December 31, 2025 and $1.3 million during the year ended December 31, 2025, (ii) $0.6 million and $0.3 million of losses on disposals of property, plant and equipment during the three months ended December 31, 2025 and 2024, respectively, and $0.9 million and $0.4 million during the years ended December 31, 2025 and 2024, respectively, (iii) $0.5 million of nonrecurring litigation expense during the year ended December 31, 2025, (iv) $0.1 million of losses on the sale of business during the year ended December 31, 2025, and v) $1.0 million gain on the sale of an intangible asset during the year ended December 31, 2024.
(2) The estimated tax-effect of adjustments is determined by recalculating the tax provision on a Non-GAAP basis. The Non-GAAP effective income tax rate was 19.0% and 18.1% for the years ended December 31, 2025 and 2024, respectively. For the year ended December 31, 2025, the Non-GAAP effective income tax rate differed from the federal statutory tax rate of 21% in the U.S. primarily due to the research and development tax credits generated in 2025. We analyze the Non-GAAP valuation allowance position on a quarterly basis. As of December 31, 2025, we have no valuation allowance against our deferred tax assets for Non-GAAP purposes.
(3) Non-GAAP net income is increased for interest expense as part of the calculation for diluted Non-GAAP earnings per share.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net loss	$(3,000)	$(1,759)	$(12,912)	$(6,524)
Income tax benefit	(1,464)	(1,164)	(3,679)	(2,429)
Interest expense, net	495	771	2,028	1,861
Depreciation	9,497	7,732	35,670	31,739
Amortization	4,609	4,370	18,094	17,503
Stock-based compensation	13,884	13,212	52,332	48,362
Net cost associated with early lease terminations and leases without economic benefit	—	4	—	2,387
Net gain on extinguishment of debt	—	—	(1,082)	(10,267)
Non-recurring items not indicative of ongoing operations and other (1)	811	257	2,813	(571)
Adjusted EBITDA	$24,832	$23,423	$93,264	$82,061
________________________
(1) Non-recurring items not indicative of ongoing operations and other include (i) $0.2 million of foreign exchange charges primarily related to balance sheet revaluations during the three months ended December 31, 2025 and $1.3 million during the year ended December 31, 2025, (ii) $0.6 million and $0.3 million of losses on disposals of property, plant and equipment during the three months ended December 31, 2025 and 2024, respectively, and $0.9 million and $0.4 million during the years ended December 31, 2025 and 2024, respectively, (iii) $0.5 million of nonrecurring litigation expense during the year ended December 31, 2025, (iv) $0.1 million of losses on the sale of business during the year ended December 31, 2025, and v) $1.0 million gain on the sale of an intangible asset during the year ended December 31, 2024.

Free Cash Flow

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$38,614	$36,518	$89,491	$83,883
Net cash used in investing in capital assets (1)	(7,535)	(6,173)	(32,941)	(25,380)
Free cash flow	$31,079	$30,345	$56,550	$58,503
________________________
(1) Represents the acquisition cost of property, plant and equipment and capitalized development costs for software for internal use.